UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 16, 2011

The First Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	33-94288	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6480 U.S. Hwy 98 West, Hattiesburg, MS	39402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(601) 268-8998

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

    Effective September 16, 2011, The First Banchares, Inc. (the "Company") announced that its subsidiary, The First, had completed the acquisition of eight (8) former Whitney National Bank branches, seven (7) on the MS Gulf Coast and one (1) in Bogalusa, LA.

Item 8.01   Other Events

On September 19, 2011, the Company issued a press release announcing the acquisition of certain branches of former Whitney National Bank.  A copy of this press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K.  The information in this press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference.

Item 9.01   Financial Statements and Exhibits.  Attached hereto.

                           Exhibit 99.1 - Press Release dated September 19, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         September 19, 2011

                    THE FIRST BANCSHARES, INC.

                          By: /s/ DeeDee Lowery
                          Name: DeeDee Lowery
                          Title:   Chief Financial Officer

EXHIBIT 99.1

For Immediate Release
September 19, 2011
FOR MORE INFORMATION

The First Bancshares, Inc.
M. Ray “Hoppy” Cole Jr., CEO
Dee Dee Lowery, CFO
601.268.8998

THE FIRST ACQUIRES WHITNEY BRANCHES ON THE MS GULF COAST AND IN BOGALUSA, LA

HATTIESBURG, Miss., Sept 19 – The First Bancshares, Inc. (Nasdaq: FBMS), announced today that its subsidiary, The First, A National Banking Association (“The First”)  has acquired eight Whitney branches, seven on the MS Gulf Coast and one in Bogalusa, LA.  As a result of the acquisition, The First has eleven locations on the coast from Pascagoula to Bay St. Louis and has expanded into neighboring Louisiana.

President and Chief Executive Officer Hoppy Cole commented, “We are thrilled to welcome our new team members and the former Whitney customers to our bank.  The acquisition today will more than double our presence on the MS Gulf Coast and open new markets to us in Louisiana.”  Cole, a native of the coast, says “The First began fifteen years ago when a few friends envisioned a bank with a strong sense of community, one focused on its customers, and this acquisition is a large part of that dream come true.”

The First will now have a total of eighteen locations from the Pine Belt to the Gulf Coast in  Hattiesburg, Laurel, Purvis, Pascagoula, Bay St. Louis, Picayune, Gulfport, Biloxi, Diamondhead, Long Beach, Wiggins, and Bogalusa, LA.

With over $700 – Million – Dollars in assets and over $600 – Million – Dollars in deposits, The First now ranks 11th  in deposits and 13th in assets among Mississippi banks.

Even in the midst of the most turbulent economic times, The First has achieved 47 consecutive quarters of profitability and again earned a 5 Star Rating (the highest given) by BauerFinancial, “the nation’s bank rating service.”

In Cole’s words, “This is an exciting day for The First as we continue to build relationships one customer at a time.”

Advisors

Chaffe & Associates, Inc., with Jonathan W. Briggs as lead investment banker, acted as financial advisor to The First, and Dover Dixon Horne PLLC, with lead attorney Garland W. Binns Jr., Esq., acted as its legal advisor.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association.  The First has operations in Hattiesburg, Laurel, Purvis, Picayune, Pascagoula, Bay St. Louis, Wiggins, Gulfport, Biloxi, Diamondhead, and Long Beach, Mississippi and Bogalusa, Louisiana. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS.  Information is available on the Company’s website, www.thefirstbank.com.

Forward Looking Statement
This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary.  These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act.  Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties.  Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; and legislation or regulatory changes which adversely affect the ability of the combined Company to conduct business combinations or new operations.  The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.  Further information on The First Bancshares, Inc. is available in its filings with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov.